EXHIBIT 10.26

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$10,000,000	Rockville, Maryland
June 27, 2003

FOR VALUE RECEIVED, PEC SOLUTIONS, INC., a corporation organized under the laws of the State of Delaware (the “Borrower”), promises to pay to the order of BANK OF AMERICA, N. A., a national banking association (the “Lender”), the principal sum of TEN MILLION DOLLARS ($10,000,000) (the “Principal Sum”), or so much thereof as has been or may be advanced/readvanced to or for the account of the Borrower pursuant to the terms and conditions of the Financing Agreement (as hereinafter defined), together with interest thereon at the rate hereinafter provided, in accordance with the following:

1.                                       Interest.

Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest the LIBOR Rate plus two hundred and fifty (250) basis points per annum.  For purposes hereof, the “LIBOR Rate” shall mean the fluctuating rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the one (1) month London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Lender’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.  If for any reason such rate is not available, the term “LIBOR Daily Floating Rate” shall mean the fluctuating rate of interest equal to the rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one (1) month London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) on the second preceding day, as adjusted from time to time in Lender’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates.  Any change in the rate will take effect on the date of such change in the LIBOR Daily Floating Rate as indicated on Telerate Page 3750.  Interest will accrue on any non-banking day at the rate in effect on the immediately preceding banking day.

The rate of interest charged under this Note shall change immediately and contemporaneously with any change in the LIBOR Rate.  All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

2.                                       Payments and Maturity.

The unpaid Principal Sum, together with interest thereon at the rate provided above, shall be payable as follows:

(a)           Interest only on the unpaid Principal Sum shall be due and payable monthly, commencing July 1, 2003, and on the first day of each month thereafter to maturity; and

(b)           Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on the Revolving Credit Expiration Date (as defined in the Financing Agreement).

The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Financing Agreement will not affect the continuing validity of this Note or the Financing Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

The Lender is authorized to deduct any payment due hereunder from the Borrower’s account #00000000079225641 issued by the Lender, on or after the date the payment is due.

3.                                       Default Interest.

Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid Principal Sum shall bear interest thereafter at a rate three percent (3%) per annum in excess of the fluctuating prime rate of interest established and declared by the Lender from time to time until such Event of Default is cured.

4.                                       Late Charges.

If the Borrower shall fail to make any payment under the terms of this Note within fifteen (15) days after the date such payment is due, the Borrower shall pay to the Lender on demand a late charge equal to five percent (5%) of such payment.

5.                                       Application and Place of Payments.

All payments, made on account of this Note shall be applied first to the payment of any late charge then due hereunder, second to the payment of any prepayment fee then due hereunder, third to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid Principal Sum.  All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at its principal office in Rockville, Maryland or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrower.

6.                                       Prepayment.

The Borrower may prepay the Principal Sum in whole or in part upon ten (10) days prior written notice to the Lender without premium or penalty.

7.                                       Financing Agreement and Other Financing Documents.

This Note is the “Revolving Credit Note” described in an Amended and Restated Financing and Security Agreement of even date herewith by and between the Borrower and the Lender (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Financing Agreement”).  The indebtedness evidenced by this Note is included within the meaning of the term “Obligations” as defined in the Financing Agreement.  The term “Financing Documents” as used in this Note shall mean collectively this Note, the Financing Agreement and any other instrument, agreement, or document previously, simultaneously, or hereafter executed and delivered by the Borrower and/or any other person, singularly or jointly with any other person, evidencing, securing, guaranteeing, or in connection with the Principal Sum, this Note and/or the Financing Agreement.

8.                                       Security.

This Note is secured as provided in the Financing Agreement.

9.                                       Events of Default.

The occurrence of any one or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under the terms of this Note:

(a)           The failure of the Borrower to pay to the Lender when due any and all amounts payable by the Borrower to the Lender under the terms of this Note; or

(b)           The occurrence of an event of default (as defined therein) under the terms and conditions of any of the other Financing Documents.

10.                                 Remedies.

Upon the occurrence of an Event of Default, at the option of the Lender, all amounts payable by the Borrower to the Lender under the terms of this Note shall immediately become due and payable by the Borrower to the Lender without notice to the Borrower or any other person, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Financing Documents and all applicable laws.  The Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower, guarantors and endorsers.

11.                                 Arbitration and Waiver of Jury Trial.

(a)           This paragraph concerns the resolution of any controversies or claims between the Borrower and the Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Note (including any renewals, extensions or modifications); or (ii) any document related to this Note; (collectively a “Claim”).

(b)           At the request of the Borrower or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the “Act”).  The Act will apply even though this Note provides that it is governed by the law of a specified state.

(c)           Arbitration proceedings will be determined in accordance with the Act, the rules and procedures for the arbitration of financial services disputes of JAMS/Endispute or any successor thereof (“JAMS”), and the terms of this paragraph.  In the event of any inconsistency, the terms of this paragraph shall control.

(d)           The arbitration shall be administered by JAMS and conducted in any U. S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the Commonwealth of Virginia.  All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators.  All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

(e)           The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.  For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s).  The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Note.

(f)            This paragraph does not limit the right of the Borrower or the Lender to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g)           The filing of a court action is not intended to constitute a waiver of the right of the Borrower or the Lender, including the suing party, thereafter to require submittal of the Claim to arbitration.

12.                                 Expenses.

The Borrower promises to pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses and all court costs.

13.           Notices.

Any notice, request, or demand to or upon the Borrower or the Lender shall be deemed to have been properly given or made when delivered in accordance with Section 8.1 of the Financing Agreement.

14.           Miscellaneous.

Each right, power, and remedy of the Lender as provided for in this Note or any of the other Financing Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Financing Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies.  No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Financing Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times.  By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount.  No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

15.           Partial Invalidity.

In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

16.           Captions.

The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

17.           Applicable Law.

The Borrower acknowledges and agrees that this Note shall be governed by the laws of the Commonwealth of Virginia, even though for the convenience and at the request of the Borrower, this Note may be executed elsewhere.

18.           Consent to Jurisdiction.

The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Virginia over any suit, action, or proceeding arising out of or relating to this Note or any of the other Financing Documents.  The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.  Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction by a suit upon such judgment, provided that service of process is effected upon the Borrower as provided in this Note or as otherwise permitted by applicable law.

19.           Service of Process.

The Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower and (b) serving a copy thereof upon Commonwealth Legal Services Corporation, 4701 Cox Road, Suite 301, Glen Allen, VA 23060-6802, the agent hereby designated and appointed by the Borrower as the Borrower’s agent for service of process.  The Borrower irrevocably agrees that such service shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower.  Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

20.          WAIVER OF TRIAL BY JURY.

THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS NOTE OR (B) THE FINANCING DOCUMENTS.  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE.

THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, AND THE BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THE BORROWER FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

21.           No Novation.

This Note, is intended as a replacement of, and is in substitution for, that certain  Revolving Credit Note dated April 30, 2001 and that certain Promissory Note dated April 30, 2001, each as amended, modified, substituted, extended, and renewed from time to time, from the Borrower, as maker, payable to the order of Lender (collectively, the “Original Note”), but is not intended as a novation of the Original Note or any of the Obligations evidenced by the Original Note.  All references in the Financing Agreement or any of the other Financing Documents to the Note shall mean the Original Note, as amended and restated in accordance with the provisions of this Note.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by its duly authorized officers as of the date first written above.

WITNESS OR ATTEST:	PEC SOLUTIONS, INC.

/s/ SHARON L. CLARKE	By:	/s/ STUART A. LLOYD	(SEAL)
Name: STUART A. LLOYD
		Title:	SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER